                         Consent of D.L. Johnson & Co.
                         -----------------------------



     We hereby consent to the use of our valuation opinion included herein and to all references to our Firm included in or made a part of this registration statement.



                                         D.L. JOHNSON & CO.



                                    By: /s/Donald L. Johnson
                                        ----------------------------------



May 23, 1994